Glowpoint Announces Effectiveness of Previously Announced Reverse Stock Split

DENVER, CO, April 17, 2019 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, announced today that it has filed an amendment to its certificate of incorporation that will effect the previously announced 1-for-10 reverse stock split of the Company's issued and outstanding shares of common stock. The reverse stock split will become effective at 5:00 PM Eastern Time on April 17, 2019, and the Company's shares of common stock will begin trading on a split-adjusted basis on the NYSE American at the commencement of trading on April 18, 2019 under the Company's existing trading symbol “GLOW.” The Company's common stock has been assigned a new CUSIP number of 379887508 in connection with the reverse stock split.

The reverse stock split is intended to increase the per share trading value of the Company’s common stock to satisfy the NYSE American’s continued listing standards. The reverse stock split will be effected simultaneously for all outstanding shares of the Company’s common stock, and will affect all of the Company’s stockholders uniformly. The reverse stock split will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that it results in any of the Company’s stockholders owning a fractional share, as any resulting fractional share will be rounded up to the nearest whole share. Immediately after the reverse stock split becomes effective, Glowpoint will have approximately 5,040,533 shares of common stock outstanding. The reverse stock split will not affect the number of authorized shares of Glowpoint’s common stock or the par value of a share of Glowpoint’s common stock. Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options and other convertible or exchangeable securities, including issued and outstanding shares of the Company’s convertible preferred stock.

Information for Stockholders

Stockholders holding their shares in book-entry form with Glowpoint’s transfer agent, American Stock Transfer & Trust Company, LLC, or in brokerage accounts, do not need to take any action in connection with the reverse stock split. Stockholders holding shares of the Company’s common stock with a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding their holdings. Glowpoint’s transfer agent is also acting as the exchange agent for the reverse stock split, and will provide instructions to any stockholders holding certificated shares regarding the process for exchanging their share certificates.

Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share and no stockholders will receive cash in lieu of fractional shares.

About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Glowpoint’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the impact of the reverse stock split on the per share trading value of the Company’s common stock and the Company’s intention to regain compliance with the NYSE American’s continued listing standards. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:

Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com